EXHIBIT 99






                                         December 22, 2000





VIA FAX AND OVERNIGHT MAIL



The Dow Chemical Company
2030 Dow Center
Midland, MI  48674

Attention:  Chief Executive Officer

Dear Sirs:

     Reference is made to the Agreement and Plan of Merger, dated as of August 3, 1999 (the "Agreement"), among Union Carbide Corporation, a New York corporation, The Dow Chemical Company, a Delaware corporation, and Transition Sub Inc., a Delaware corporation.

     Each of the parties hereto agrees that it will not exercise any right it may have to terminate the Agreement under Section 8.2(i) of the Agreement prior to March 31, 2001. Notwithstanding anything to the contrary in the foregoing, this letter agreement shall not in any way limit, restrict or affect any of the other rights of the parties (relating to termination of the Agreement or otherwise) under the Agreement.
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                                  - 2 -

     If the foregoing is acceptable to you, please execute a copy of this letter agreement in the space below, whereupon this instrument will constitute a binding agreement among us.

                                    Very truly yours,

                                    UNION CARBIDE CORPORATION


                                    By:   /s/ B. D. Fitzgerald
                                          Name:   B.D. Fitzgerald
                                          Title:  Vice President,
                                          General Counsel and Secretary


ACCEPTED AND AGREED as
of the date first written above:

THE DOW CHEMICAL COMPANY


By:  /s/ J.P Reinhard
     Name:  J. P. Reinhard
     Title: Executive Vice President and
            Chief Financial Officer

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